Exhibit 99.1

ORCHID ANNOUNCES SENIOR MANAGEMENT CHANGES

PRINCETON, N.J., Dec. 8, 2004 – Orchid BioSciences, Inc. (Nasdaq: ORCH), a leading worldwide supplier of identity DNA testing services, today announced that Michael E. Spicer has resigned as senior vice president of finance and chief financial officer to accept a position at a publicly-traded biopharmaceutical company. The resignation is effective December 31, 2004. Mr. Spicer joined Orchid with the company’s acquisition of Lifecodes Corporation in December 2001 and has served as its chief financial officer since July 2003.

Additionally, the company announced that Joseph M. Warusz has been promoted to vice president of financial planning and analysis and will take on additional financial oversight responsibilities while the company conducts a search for a permanent replacement for Mr. Spicer. Orchid also reaffirmed its financial guidance for 2004.

“Mike has done a fine job as Orchid’s CFO in our transition to operating profitability and we wish him success in his new endeavors,” said Paul J. Kelly, M.D., chief executive officer of Orchid. “He has served Orchid well since joining in 2001, including helping to lead the capital restructuring effort we undertook earlier this year and overseeing our financial operations as we achieved our first quarterly operating profit. I am confident that Joe’s solid background in financial management and his extensive knowledge of Orchid will benefit us greatly in our ongoing transformation into a financially sound, profitable service business. I also am pleased to reiterate our financial guidance for 2004.”

Mr. Warusz, age 48, joined Orchid in May 2000 and has been the primary individual overseeing the company’s financial planning and analysis efforts since that time. His most recent position was executive director of financial planning and analysis. Mr. Warusz has more than 25 years of experience in finance, particularly in the health care industry in areas such as medical devices, pharmaceuticals and biotechnology. He received an undergraduate degree in accounting and an MBA from Drexel University.

Orchid reaffirmed its financial guidance for the full year of 2004, which it provided in conjunction with the company’s third quarter 2004 financial results issued on October 26, 2004. This press release containing the specific details of Orchid’s 2004 financial guidance can be accessed on the News section of the company’s website at www.orchid.com.

About Orchid BioSciences

Orchid BioSciences is a leading provider of identity genetics services for the forensic and paternity DNA testing markets and for public health and animal DNA testing for food safety. Orchid’s strong market positions in these segments leverage the Company’s accredited laboratories in the U.S. and U.K., its innovative genetic analysis technologies and expertise, and the world-renowned Cellmark and GeneScreen brands that have been associated with exceptional quality, reliability, innovation and customer service for nearly two decades. More information on Orchid can be found at www.orchid.com.

All statements in this press release that are not historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act as amended, including statements regarding: the expectation that Mr. Warusz’s experience will benefit Orchid greatly in its ongoing transformation into a financially sound, profitable service business and Orchid’s expected financial results, including top-line revenues, average gross margins, total general and administrative expenses and income from operations as adjusted, for the full year of 2004, as set forth in Orchid’s press release issued on October 26, 2004. Such statements are subject to the risks and uncertainties that could cause actual results to differ materially from those projected, including, but not limited to, uncertainties relating to technologies, product development, manufacturing, market acceptance, cost and pricing of Orchid products and services, dependence on collaborations and partners, regulatory approvals, competition, intellectual property of others, patent protection and litigation. These risks and other additional factors affecting Orchid’s business are discussed under the headings “Risks Related to Our Business,” “Risks Related to the Biotechnology Industry” and “Risks Associated with Our Common Stock” in Orchid’s Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission, and in other filings made by

Orchid with the Securities and Exchange Commission from time to time. Orchid expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Orchid’s expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based, except as may be required by law.